                                                                 [EXHIBIT 10.30]


                      CHANGE IN CONTROL SEVERANCE AGREEMENT

         THIS CHANGE IN CONTROL SEVERANCE AGREEMENT (the "Agreement") is made and entered into this __ day of ____, 2002, between WINDROSE MEDICAL PROPERTIES TRUST, a Maryland business trust (the "REIT"), WINDROSE MEDICAL PROPERTIES L.P., a Virginia limited partnership (the "Company") and FRED S. KLIPSCH (the "Executive"). Certain capitalized terms used in this Agreement are defined in
Section 6.

                                 R E C I T A L S

         The REIT, which is the sole General Partner of the Company, acknowledges that Executive has made and is expected to make significant contributions to the growth and success of the REIT and the Company. The Company acknowledges that Executive has made and is expected to make significant contributions to the growth and success of the Company. The REIT and the Company also acknowledge that there exists the possibility of a Change in Control of the REIT. The REIT and the Company recognize that the possibility of a Change in Control may contribute to uncertainty on the part of senior management and may result in the departure or distraction of senior management from their operating responsibilities.

         Outstanding management of the Company and the REIT is always essential to advancing the best interests of the Company and its partners and the REIT and its shareholders. In the event of a threat or occurrence of a bid to acquire or change control of the Company or the REIT or to effect a business combination, it is particularly important that the business of the REIT and the Company be continued with a minimum of disruption. The REIT and the Company believe that the objective of securing and retaining outstanding management will be achieved if the Company's and the REIT's key management employees are given assurances of employment security so that they will not be distracted by personal uncertainties and risks created by such circumstances.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations herein and the compensation the REIT and the Company agree, jointly and severally, herein to pay to Executive, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the REIT, the Company and Executive agree as follows:

1. EFFECTIVE DATE. The Effective Date of this Agreement is the closing date of the REIT's initial public offering of its common shares of beneficial interest.

2. TERM OF AGREEMENT. The Term of this Agreement begins on the Effective Date and ends on the day before the third anniversary of the Effective Date. Notwithstanding the preceding sentence, the Term of this Agreement shall be extended for an additional twelve month period, as of each anniversary of the Effective Date, unless the REIT or the Company gives Executive written notice, at least ninety days prior to the applicable anniversary of the Effective Date, that the Term of this Agreement will not be extended.

3. RIGHT TO RECEIVE TERMINATION BENEFITS. Executive shall be entitled to receive the Termination Benefits described in Section 4 if the requirements of any of the following subsections (a), (b) or (c) are satisfied:

         (a) Executive shall be entitled to receive the Termination Benefits if (i) a Control Change Date occurs during the Term of this Agreement and (ii) within twenty-four months after the Control Change Date either (x) the REIT terminates Executive's employment with the REIT without Cause or the Company terminates Executive's employment with the Company without Cause or (y) Executive resigns from the employment of the REIT and the Company and Executive has Good Reason to resign from the REIT or Good Reason to resign from the Company.

         (b) Executive shall be entitled to receive the Termination Benefits if (i) during the Term of this Agreement the REIT terminates Executive's employment with the REIT without Cause or the Company terminates Executive's employment with the Company without Cause and (ii) a Control Change Date occurs within nine months after Executive's termination by either the REIT or the Company.

         (c) Executive shall be entitled to receive the Termination Benefits if (i) during the Term of this Agreement the REIT terminates Executive's employment with the REIT without Cause or the Company terminates Executive's employment with the Company without Cause and (ii) on the date of Executive's termination the REIT or the Company is negotiating with, or is in discussions with, a Person regarding a transaction that, if completed, would constitute a Change in Control.

No amounts will be payable under this Agreement unless Executive's employment with the REIT, the Company or both is terminated as described in one of the foregoing subsections.

4. TERMINATION BENEFITS. Upon a termination of Executive's employment in accordance with Section 3, Executive shall be entitled to receive the following Termination Benefits:

         (a) Payment of any accrued but unpaid salary from the REIT or the Company through the date that Executive's employment terminates;

         (b) Payment of any bonus that has been earned from the REIT or the Company but which remains unpaid as of Executive's termination of employment;

         (c) Reimbursement for any expenses that Executive incurred on behalf of the REIT or the Company prior to termination of employment to the extent that such expenses are reimbursable under the REIT's or the Company's standard reimbursement policies; and

         (d) A payment equal to the greater of (x) three times Executive's Current Cash Compensation and (y) $1,050,000. The term "Current Cash Compensation" is the sum of Executive's annual base salaries from the REIT and the Company as in effect on the date Executive's employment terminates and the highest annual bonuses paid to Executive for the REIT's and the Company's current fiscal year or the prior three fiscal years of the REIT and the Company preceding the termination of his employment.

The Termination Benefits shall be payable in a single cash sum within seven days of Executive's termination of employment in accordance with Section 3. The payment of the Termination Benefits shall be reduced by amounts required to be withheld for applicable income and employment taxes.

In addition to the Termination Benefits described in this Section 4, Executive also shall be entitled to receive any benefits or payments that Executive is entitled to receive under any employee benefit plans or other arrangements or agreements, including by way of example, stock option agreements, that cover Executive.

5. EXCISE TAX INDEMNIFICATION. Executive shall be entitled to a payment under this Agreement if any payment or benefit provided under this Agreement or any other plan or agreement with the Company or the REIT constitutes a "parachute payment" (as defined in Section 280G(b)(2)(A) of the Internal Revenue Code of 1986 (the "Code"), but without regard to Code Section 280G(b)(2)(A)(ii)) and Executive incurs a liability under Code Section 4999. The amount payable to Executive under this Section 5 shall be the amount required to indemnify Executive and hold him harmless from the application of Code Sections 280G and 4999 with respect to benefits, payments, accelerated exercisability and vesting and other rights under this Agreement or otherwise, and any income, employment, hospitalization, excise and other taxes attributable to the indemnification payment. The benefit payable under this Section 5 shall be calculated and paid not later than the date (or extended filing date) on which the tax return reflecting liability for the Code Section 4999 excise tax is required to be filed with the Internal Revenue Service. To the extent that any other plan or agreement requires that Executive be indemnified and held harmless from the application of Code Sections 280G and 4999, any such indemnification and the amount required to be paid to Executive under this Section 5 shall be coordinated so that such indemnification is paid only once and the REIT's and the Company's obligations under this Section 5 shall be satisfied to the extent of any such other payment (and vice versa). Executive shall be entitled to the benefit described in Section 5 without regard to whether he becomes entitled to receive the Termination Benefits described in Section 4.

6. CERTAIN DEFINITIONS. As used in this Agreement, certain terms have the definitions set forth below.

         (a) Acquiring Person means that a Person, considered alone or together with all Control Affiliates and Associates of that Person, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities representing at least twenty percent (20%) of the REIT's then outstanding securities entitled to vote generally in the election of the Board.

         (b) Associate, with respect to any Person, is defined in Rule 12b-2 under the Exchange Act; provided, however, that an Associate shall not include the Company, the REIT or a majority-owned affiliate of the Company or the REIT.

         (c)      Board means the Board of Trustees of the REIT.

         (d) Cause means (i) willful, deliberate and continued failure by Executive (other than for reason of mental or physical illness) to perform his duties as established by the Board or the

General Partner of the Company, or fraud or dishonesty in connection with such duties, in either case, if such conduct has a materially detrimental effect on the business operations of the REIT or the Company; (ii) a material breach by Executive of his fiduciary duties of loyalty or care to the REIT or the Company;
(iii) conviction of any crime (or upon entering a plea of guilty or nolo contendere to a charge of any crime) constituting a felony; (iv) misappropriation of the REIT or the Company's funds or property; or (v) willful, flagrant, deliberate and repeated infractions of material published policies and regulations of the Company or the REIT of which Executive has actual knowledge.

         (e) Change in Control means (i) a Person is or becomes an Acquiring Person; (ii) holders of the securities of the REIT entitled to vote thereon approve any agreement with a Person (or, if such approval is not required by applicable law and is not solicited by the REIT, the closing of such an agreement) that involves the transfer of more than fifty percent (50%) of the REIT's and its affiliates' total assets on a consolidated basis, as reported in the REIT's consolidated financial statements filed with the Securities and Exchange Commission; (iii) holders of the securities of the REIT entitled to vote thereon approve a transaction (or, if such approval is not required by applicable law and is not solicited by the REIT, the closing of such a transaction) pursuant to which the REIT will undergo a merger, consolidation, or statutory share exchange with a company, regardless of whether the REIT is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange, other than a transaction that results in the voting securities of the REIT carrying the right to vote in elections of persons to the Board outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the REIT's voting securities carrying the right to vote in elections of persons to the Board, or such securities of such surviving entity, outstanding immediately after the closing of such transaction; (iv) the Continuing Directors cease for any reason to constitute a majority of the Board;
(v) holders of the securities of the REIT entitled to vote thereon approve a plan of complete liquidation of the REIT agreement for the sale or liquidation by the REIT or its affiliates of substantially all of the assets of the REIT and its affiliates (or, if such approval is not required by applicable law and is not solicited by the REIT, the commencement of actions constituting such a plan or the closing of such an agreement); or (vi) the Board adopts a resolution to the effect that, in its judgment, as a consequence of any one or more transactions or events or series of transactions or events, a Change in Control of the Company has effectively occurred.

         (f) Continuing Director means any member of the Board, while a member of the Board and (i) who was a member of the Board on the Effective Date or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Directors.

         (g) Control Affiliate, with respect to any Person, means an affiliate as defined in Rule 12b-2 under the Exchange Act.

         (h) Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions or events, the "Control Change Date" is the date of the last of such transactions or events in the series.

         (i) Exchange Act means the Securities Exchange Act of 1934, as amended.

         (j) Good Reason means the Executive's resignation from the employment of the REIT or the Company and its affiliates on account of one or more of the following events:

                  (i) the failure by the Board to reelect Executive to Executive's current position with the REIT;

                  (ii) a material diminution by the Board of the duties, functions and responsibilities of Executive as the Chairman of the Board and Chief Executive Officer of the REIT without his consent or a material diminution of Executive's duties, functions and responsibilities with respect to the Company without Executive's consent;

                  (iii) the failure of the REIT or the Company to permit Executive to exercise such responsibilities as are consistent with Executive's positions and are of such a nature as are usually associated with such offices of a corporation engaged in substantially the same business as the REIT or the Company;

                  (iv) the REIT's or the Company's causing the Executive to relocate his employment more than fifty (50) miles from Indianapolis, Indiana, without the consent of Executive;

                  (v) the Company's or the REIT's failure to make a payment when due to Executive;

                  (vi)     the Company's or the REIT's reduction of Executive's
(A) annual base salary, as such may be increased from time to time after the date of this Agreement; (B) bonus, such that the aggregate threshold, target, or maximum bonus projected for Executive for a fiscal year is lower than the aggregate threshold, target, or maximum bonus, respectively, projected for Executive for the immediately preceding fiscal year; or (C) employee welfare, fringe or pension benefits, other than reductions determined to be necessary to comply with the Employee Retirement Income Security Act of 1974, as amended, or to retain the tax-qualified or tax-favored status of the benefit under the Code, which determination shall be made by the Board in good faith;

                  (vii)    a breach of Section 10 of this Agreement;

                  (viii) the Company or the Board directs Executive to engage in unlawful or unethical conduct or conduct contrary to the Company's or the REIT's good business practices.

         (k) Person means any human being, firm, corporation, partnership, or other entity. "Person" also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. The term "Person" does not include the Company, or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or any Related Entity, and any person or entity organized, appointed, or established by the Company or any Related Entity for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a "Person".

         (l) Related Entity means any entity that is part of a controlled group of corporations or is under common control with the REIT within the meaning of section 1563(a), 414(b) or 414(c) of the Internal Revenue Code of 1986, as amended (the "Code").

7. ATTORNEYS' FEES. Executive shall be entitled to reimbursement for any attorneys' fees and any other reasonable expenses that Executive incurs in enforcing or protecting his rights under this Agreement. Such reimbursement shall be made within thirty days following final resolution of the dispute or occurrence giving rise to such fees and expenses, regardless of whether Executive is deemed the prevailing party in the resolution of the dispute or occurrence.

8. NO ASSIGNMENT. Except as required by applicable law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law and any attempt to effect any such action shall be null, void and no effect.

9. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Maryland other than its choice of law provisions to the extent that they would require the application of the laws of a State other than the State of Maryland.

10. SUCCESSORS. The REIT and the Company shall require any successor to all or substantially all of the REIT's or the Company's respective business or assets (whether direct or indirect, by purchase, merger, consolidation or otherwise), to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the REIT and the Company would be required to perform it if no such succession had taken place. Failure of the REIT or the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to resign from the employ of the Company and the REIT and to receive the Termination Benefits and other benefits under this Agreement in the same amount and on the same terms as Executive would be entitled to hereunder if he terminated his employment for Good Reason following a Change in Control. References in this Agreement to the "Company" include the Company as herein before defined and any successor to the Company's business, assets or both which assumes and agrees to perform this Agreement by operation of law or otherwise. References in this Agreement to the "REIT" include the REIT as herein before defined and any successor to the REIT's business, assets or both which assumes and agrees to perform this Agreement by operation of law or otherwise.

11. BINDING AGREEMENT. This Agreement shall inure to the benefit of and be enforceable by Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive dies while any amount remains payable to him hereunder, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there is none, to Executive's estate.

12. NO EMPLOYMENT RIGHTS. Nothing in this Agreement confers on Executive any right to continuance of employment by the Company, the REIT or any affiliate. Nothing in this Agreement interferes with the right of the Company, the REIT or an affiliate to terminate Executive's employment at any time for any reason whatsoever, with or without Cause, subject to the requirements of this Agreement. Nothing in this Agreement restricts the right of Executive to terminate his employment with the Company, the REIT and affiliates at any time for any reason whatsoever, with or without Good Reason.

13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together constitute one and the same instrument.

14. ENTIRE AGREEMENT. This Agreement expresses the whole and entire agreement between the parties with reference to the payment of the Termination Benefits and supersedes and replaces any prior agreement, understanding or arrangement (whether oral or written) by or between the REIT, the Company and Executive with respect to the payment of the Termination Benefits.

15. NOTICES. All notices, requests and other communications to any party under this Agreement shall be in writing and shall be given to such party at its address set forth below or such other address as such party may hereafter specify for the purpose by notice to the other party:

                  If to Executive:           3510 Sedgemoor Circle
                                             Carmel, Indiana 46032

                  If to the REIT:            3502 Woodview Trace
                                             Suite 210
                                             Indianapolis, Indiana 46268

                  If to the Company:         3502 Woodview Trace
                                             Suite 210
                                             Indianapolis, Indiana 46268

Each notice, request or other communication shall be effective if (i) given by mail, seventy-two hours after such communication is deposited in the mails with first class postage prepaid, address as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section 15.

16. MODIFICATION OF AGREEMENT. No waiver or modification of this Agreement shall be valid unless in writing and duly executed by the party to be charged therewith. No evidence of any waiver or modification shall be offered or received in evidence at any proceeding, arbitration or litigation between the parties unless such waiver or modification is in writing, duly and executed. The parties agree that this Section 16 may not be waived except as herein set forth.

17. JOINT AND SEVERAL LIABILITY. The REIT and the Company are jointly and severally liable to make the payments and provide the benefits provided under this Agreement including, by way of illustration, the payment of the Termination Benefits described in Section 4 and the payment of the excise tax indemnification described in Section 5.

18. RECITALS. The Recitals to this Agreement are incorporated herein and shall constitute an integral part of this Agreement.


         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                     FRED S. KLIPSCH


                                     -------------------------------------------



                                     WINDROSE MEDICAL PROPERTIES TRUST


                                     By:
                                        ----------------------------------------

                                     Title:
                                           -------------------------------------


                                     WINDROSE MEDICAL PROPERTIES L.P.


                                     By:
                                        ----------------------------------------

                                     Title:
                                           -------------------------------------